NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES THIRD QUARTER 2022 RESULTS
Returned more than $300 million to shareholders through debt repayment and share repurchases

SPRING, Texas – October 27, 2022...Southwestern Energy Company (NYSE: SWN) today announced financial and operating results for the third quarter ended September 30, 2022.

•Generated $797 million net cash provided by operating activities, $450 million net income and $360 million adjusted net income (non-GAAP)
– $824 million adjusted EBITDA (non-GAAP) and $222 million free cash flow (non-GAAP)
•Reduced total debt by $227 million to achieve target leverage range with 1.4x net debt to adjusted EBITDA (non-GAAP)
•Repurchased $80 million of common stock, bringing total share repurchases to date to approximately $100 million, or 10% of authorized amount
•Total net production of 443 Bcfe, or 4.8 Bcfe per day, including 4.2 Bcf per day of natural gas and 97 MBbls per day of liquids
•Invested $543 million of capital and placed 31 wells to sales, including 14 in Appalachia and 17 in Haynesville
•Reinforced long-term flow assurance and marketing optionality by adding a total of 500 MMcf per day of new firm transportation starting in 2024 to LNG corridor on Momentum’s New Generation Gas Gathering system (NG3) and DT Midstream’s LEAP pipeline
•Upgraded to BB+ by Fitch in August; now rated one notch below investment grade by all three credit agencies
•Established longer-term GHG emission reduction goal of 50% decrease by 2035, consistent with a path to net zero by 2050

“During the third quarter, the Company executed on its plan, progressed debt repayment and achieved our target leverage range. This was complemented by continued return of capital to our shareholders, bringing total share repurchases to date to 10% of the authorized amount. With an increasing and resilient free cash flow generation profile, a strengthening balance sheet, near investment grade credit ratings, and advantaged access to the LNG Corridor and other growing demand centers, Southwestern Energy offers a differentiated rate of change investment opportunity to what we believe is a structurally constructive long-term natural gas outlook,” said Bill Way, Southwestern Energy President and Chief Executive Officer.

Financial Results

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in millions)	2022	2021	2022	2021
Net income (loss)	$450	$(1,857)	$(1,052)	$(2,386)
Adjusted net income (non-GAAP)	$360	$188	$1,175	$513
Diluted earnings (loss) per share	$0.40	$(2.36)	$(0.94)	$(3.34)
Adjusted diluted earnings per share (non-GAAP)	$0.32	$0.24	$1.05	$0.72
Adjusted EBITDA (non-GAAP)	$824	$426	$2,551	$1,108
Net cash provided by operating activities	$797	$213	$2,196	$830
Net cash flow (non-GAAP)	$765	$396	$2,380	$1,022
Total capital investments (1)	$543	$291	$1,672	$816
Free cash flow (non-GAAP)	$222	$105	$708	$206
(1)Capital investments include a decrease of $33 million and an increase of $34 million for the three months ended September 30, 2022 and 2021, respectively, and increases of $44 million and $63 million for the nine months ended September 30, 2022 and 2021, respectively, relating to the change in accrued expenditures between periods.

For the quarter ended September 30, 2022, Southwestern Energy recorded net income of $450 million, or $0.40 per diluted share. Adjusting for the impact of the Company’s valuation allowance and other one-time items, adjusted net income (non-GAAP) was $360 million, or $0.32 per diluted share, and adjusted EBITDA (non-GAAP) was $824 million. Net cash provided by operating activities was $797 million, net cash flow (non-GAAP) was $765 million and free cash flow (non-GAAP) was $222 million.

The Company primarily utilized free cash flow generated in the third quarter of 2022 to reduce the balance of its revolving credit facility. As of September 30, 2022, Southwestern Energy had total debt of $4.9 billion and net debt to adjusted EBITDA (non-GAAP) of 1.4x. At the end of the quarter, the Company had $180 million of borrowings under its revolving credit facility and $109 million in outstanding letters of credit. In August 2022, the Company received an upgrade to its long-term debt issuer rating from Fitch to BB+, placing the Company one notch below an investment grade credit rating by all three credit agencies.

During the third quarter, the Company repurchased approximately 10.8 million shares for a total cost of approximately $80 million at an average price of $7.41 per share.

As indicated in the table below, third quarter 2022 weighted average realized price, including $0.26 per Mcfe of transportation expenses, was $7.33 per Mcfe excluding the impact of derivatives. Including derivatives, weighted average realized price (including transportation) for the third quarter was up 23% from $2.49 per Mcfe in 2021 to $3.06 per Mcfe in 2022 primarily due to higher commodity prices including a 104% increase in NYMEX Henry Hub and a 30% increase in WTI. Third quarter 2022 weighted average realized price before transportation expense and excluding the impact of derivatives was $7.59 per Mcfe.

Realized Prices	For the three months ended September 30,		For the nine months ended September 30,
(includes transportation costs)
	2022	2021	2022	2021
Natural Gas Price:
NYMEX Henry Hub price ($/MMBtu) (1)	$8.20	$4.01	$6.77	$3.18
Discount to NYMEX (2)	(0.78)	(0.83)	(0.62)	(0.74)
Average realized gas price, excluding derivatives ($/Mcf)	$7.42	$3.18	$6.15	$2.44
Gain on settled financial basis derivatives ($/Mcf)	0.10	0.11	0.06	0.11
Loss on settled commodity derivatives ($/Mcf)	(4.71)	(1.14)	(3.38)	(0.43)
Average realized gas price, including derivatives ($/Mcf)	$2.81	$2.15	$2.83	$2.12
Oil Price:
WTI oil price ($/Bbl) (3)	$91.56	$70.56	$98.09	$64.82
Discount to WTI (4)	(7.22)	(8.24)	(7.39)	(8.71)
Average realized oil price, excluding derivatives ($/Bbl)	$84.34	$62.32	$90.70	$56.11
Average realized oil price, including derivatives ($/Bbl)	$49.06	$44.83	$52.29	$40.06
NGL Price:
Average realized NGL price, excluding derivatives ($/Bbl)	$33.33	$31.76	$37.50	$26.05
Average realized NGL price, including derivatives ($/Bbl)	$26.55	$19.31	$27.64	$17.13
Percentage of WTI, excluding derivatives	36%	45%	38%	40%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$7.33	$3.74	$6.32	$3.01
Including derivatives ($/Mcfe)	$3.06	$2.49	$3.11	$2.41
(1)Based on last day settlement prices from monthly futures contracts.
(2)This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.
(3)Based on the average daily settlement price of the nearby month futures contract over the period.
(4)This discount primarily includes location and quality adjustments.

Operational Results
Total net production for the quarter ended September 30, 2022 was 443 Bcfe, of which 88% was natural gas, 10% NGLs and 2% oil. Capital investments totaled $543 million for the third quarter of 2022 with 31 wells drilled, 36 wells completed and 31 wells placed to sales.

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Production
Natural gas production (Bcf)	389	251	1,148	684
Oil production (MBbls)	1,173	1,729	3,806	5,222
NGL production (MBbls)	7,788	8,011	22,445	23,255
Total production (Bcfe)	443	310	1,306	855

Average unit costs per Mcfe
Lease operating expenses (1)	$1.02	$0.95	$0.98	$0.94
General & administrative expenses (2,3)	$0.08	$0.09	$0.08	$0.11
Taxes, other than income taxes	$0.17	$0.11	$0.15	$0.10
Full cost pool amortization	$0.66	$0.43	$0.65	$0.37
(1)Includes post-production costs such as gathering, processing, fractionation and compression.
(2)Excludes $27 million in merger-related expenses for the nine months ended September 30, 2022.
(3)Excludes $35 million and $39 million in merger-related expenses for the three and nine months ended September 30, 2021, respectively, and $7 million in restructuring charges for the nine months ended September 30, 2021.

Appalachia – In the third quarter, total production was 267 Bcfe, with NGL production of 84 MBbls per day and oil production of 13 MBbls per day. The Company drilled 16 wells, completed 21 wells and placed 14 wells to sales with an average lateral length of 15,629 feet.

Haynesville – In the third quarter, total production was 176 Bcf. There were 15 wells drilled, 15 wells completed and 17 wells placed to sales in the quarter with an average lateral length of 9,332 feet.

E&P Division Results	For the three months ended September 30, 2022		For the nine months ended September 30, 2022
	Appalachia	Haynesville	Appalachia	Haynesville
Natural gas production (Bcf)	213	176	637	511
Liquids production
Oil (MBbls)	1,169	4	3,786	15
NGL (MBbls)	7,787	—	22,444	—
Production (Bcfe)	267	176	795	511

Capital investments (in millions)
Drilling and completions, including workovers	$193	$278	$577	$868
Land acquisition and other	12	2	45	14
Capitalized interest and expense	32	21	94	60
Total capital investments	$237	$301	$716	$942

Gross operated well activity summary
Drilled	16	15	52	53
Completed	21	15	55	53
Wells to sales	14	17	48	57

Total weighted average realized price per Mcfe, excluding derivatives	$7.03	$7.78	$6.26	$6.41

Wells to sales summary	For the three months ended September 30, 2022
	Gross wells to sales	Average lateral length
Appalachia
Super Rich Marcellus	8	15,425
Dry Gas Utica (1)	3	11,989
Dry Gas Marcellus	3	19,814
Haynesville	17	9,332
Total	31
(1)Ohio Utica.
Fourth Quarter 2022 Guidance
Based on current market conditions, Southwestern expects fourth quarter production and price differentials to be within the following ranges.

PRODUCTION	For the quarter ended December 31, 2022
Gas production (Bcf)	368 – 384
Liquids (% of production)	~12.0%
Total (Bcfe)	417 – 437
Total (Bcfe/day)	~4.6

PRICING
Natural gas discount to NYMEX including transportation (1)	$0.55 – $0.70 per Mcf
Oil discount to West Texas Intermediate (WTI) including transportation	$7.00 – $9.00 per Bbl
Natural gas liquids realization as a % of WTI including transportation	26% – 32%
(1)Includes impact of transportation costs and expected $0.15 – $0.17 per Mcf gain in Q4 2022 from financial basis hedges.

Conference Call
Southwestern Energy will host a conference call and webcast on Friday, October 28, 2022 at 9:30 a.m. Central to discuss third quarter 2022 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6506 and enter access code 5197466. The conference call will webcast live at www.swn.com.

A replay will also be available on SWN’s website at www.swn.com following the call.

About Southwestern Energy
Southwestern Energy Company (NYSE: SWN) is a leading U.S. producer and marketer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution. For additional information, please visit www.swn.com and www.swn.com/responsibility.

Investor Contact
Brittany Raiford
Director, Investor Relations
(832) 796-7906
brittany_raiford@swn.com

Forward Looking Statement
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements are based on current expectations. The words “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target”, “seek”, “strive,” “would,” “approximate,” and similar words are intended to identify forward-looking statements. Statements may be forward looking even in the absence of these particular words.

Examples of forward-looking statements include, but are not limited to, the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including guidance regarding our strategy to develop reserves, drilling plans and programs, estimated reserves and inventory duration, projected production and sales volume and growth rates, commodity prices, projected average well costs, generation of free cash flow, our return of capital, leverage targets and debt repayment, expected benefits from acquisitions, potential acquisitions and strategic transactions, the timing thereof and our ability to achieve the intended operational, financial and strategic benefits of any such transactions or other initiatives. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this news release. The estimates and assumptions upon which forward-looking statements are based are inherently uncertain and involve a number of risks that are beyond our control. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein.

Factors that could cause our actual results to differ materially from those indicated in any forward-looking statement are subject to all of the risks and uncertainties incident to the exploration for and the development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, legislative and regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, a change in our credit rating, an increase in interest rates, our ability to increase commitments under our revolving credit facility, our ability to maintain leases that may expire if production is not established or profitably maintained, our ability to transport our production to the most favorable markets or at all, any increase in severance or similar taxes, the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally, the effects of weather or power outages, increased competition, the financial impact of accounting regulations and critical accounting policies, the comparative cost of alternative fuels, credit risk relating to the risk of loss as a result of non-performance by our counterparties, impacts of world health events, including the COVID-19 pandemic, cybersecurity risks, geopolitical and business conditions in key regions of the world, our ability to realize the expected benefits from acquisitions, including our mergers with GEP Haynesville, LLC, Montage Resources Corporation and Indigo Natural Resources LLC, our ability to achieve our GHG emission reduction goals and the costs associated therewith, and any other factors described or referenced under Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” and under Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021.

We have no obligation and make no undertaking to publicly update or revise any forward-looking statements, except as required by applicable law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.
###

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
(in millions, except share/per share amounts)	2022	2021	2022	2021
Operating Revenues:
Gas sales	$2,884	$811	$7,061	$1,708
Oil sales	100	110	349	297
NGL sales	260	255	842	607
Marketing	1,298	418	3,371	1,102
Other	(1)	4	(1)	6
	4,541	1,598	11,622	3,720
Operating Costs and Expenses:
Marketing purchases	1,289	420	3,366	1,109
Operating expenses	423	296	1,206	805
General and administrative expenses	41	32	120	104
Merger-related expenses	—	35	27	39
Restructuring charges	—	—	—	7
Depreciation, depletion and amortization	298	138	861	334
Impairments	—	6	—	6
Taxes, other than income taxes	76	35	198	86
	2,127	962	5,778	2,490
Operating Income	2,414	636	5,844	1,230
Interest Expense:
Interest on debt	77	56	218	154
Other interest charges	3	3	10	9
Interest capitalized	(30)	(25)	(89)	(68)
	50	34	139	95

Loss on Derivatives	(1,903)	(2,399)	(6,709)	(3,461)
Loss on Early Extinguishment of Debt	—	(59)	(6)	(59)
Other Loss, Net	—	(1)	(1)	(1)

Income (Loss) Before Income Taxes	461	(1,857)	(1,011)	(2,386)
Provision (Benefit) for Income Taxes
Current	11	—	41	—
Deferred	—	—	—	—
	11	—	41	—
Net Income (Loss)	$450	$(1,857)	$(1,052)	$(2,386)

Earnings (Loss) Per Common Share
Basic	$0.41	$(2.36)	$(0.94)	$(3.34)
Diluted	$0.40	$(2.36)	$(0.94)	$(3.34)

Weighted Average Common Shares Outstanding:
Basic	1,110,259,907	787,032,414	1,113,705,502	713,455,662
Diluted	1,112,522,861	787,032,414	1,113,705,502	713,455,662

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30, 2022	December 31, 2021
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$11	$28
Accounts receivable, net	1,763	1,160
Derivative assets	176	183
Other current assets	52	42
Total current assets	2,002	1,413
Natural gas and oil properties, using the full cost method	35,293	33,631
Other	515	509
Less: Accumulated depreciation, depletion and amortization	(25,068)	(24,202)
Total property and equipment, net	10,740	9,938
Operating lease assets	183	187
Long-term derivative assets	77	226
Other long-term assets	102	84
Total long-term assets	362	497
TOTAL ASSETS	$13,104	$11,848
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$5	$206
Accounts payable	1,896	1,282
Taxes payable	121	93
Interest payable	43	75
Derivative liabilities	3,270	1,279
Current operating lease liabilities	43	42
Other current liabilities	73	75
Total current liabilities	5,451	3,052
Long-term debt	4,855	5,201
Long-term operating lease liabilities	138	142
Long-term derivative liabilities	1,009	632
Pension and other postretirement liabilities	27	23
Other long-term liabilities	210	251
Total long-term liabilities	6,239	6,249
Commitments and contingencies
Equity:
Common stock, $0.01 par value; 2,500,000,000 shares authorized; issued 1,161,475,422 shares as of September 30, 2022 and 1,158,672,666 shares as of December 31, 2021	12	12
Additional paid-in capital	7,169	7,150
Accumulated deficit	(5,440)	(4,388)
Accumulated other comprehensive loss	(25)	(25)
Common stock in treasury, 57,966,919 shares as of September 30, 2022 and 44,353,224 shares as of December 31, 2021	(302)	(202)
Total equity	1,414	2,547
TOTAL LIABILITIES AND EQUITY	$13,104	$11,848

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the nine months ended
	September 30,
(in millions)	2022	2021
Cash Flows From Operating Activities:
Net loss	$(1,052)	$(2,386)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	861	334
Amortization of debt issuance costs	8	6
Impairments	—	6
Loss on derivatives, unsettled	2,524	2,952
Stock-based compensation	4	2
Loss on early extinguishment of debt	6	59
Other	2	3
Change in assets and liabilities, excluding impact from acquisitions:
Accounts receivable	(602)	(147)
Accounts payable	506	58
Taxes payable	28	(10)
Interest payable	(22)	(13)
Inventories	(8)	(2)
Other assets and liabilities	(59)	(32)
Net cash provided by operating activities	2,196	830

Cash Flows From Investing Activities:
Capital investments	(1,623)	(747)
Proceeds from sale of property and equipment	15	4
Cash acquired through acquisitions	—	55
Cash paid through acquisitions	—	(373)
Other	—	(1)
Net cash used in investing activities	(1,608)	(1,062)

Cash Flows From Financing Activities:
Payments on current portion of long-term debt	(205)	(844)
Payments on long-term debt	(71)	—
Payments on revolving credit facility	(10,341)	(3,401)
Borrowings under revolving credit facility	10,061	3,366
Change in bank drafts outstanding	62	33
Proceeds from exercise of common stock options	7	—
Purchase of treasury stock	(100)	—
Debt issuance/amendment costs	(14)	(25)
Cash paid for tax withholding	(4)	(3)
Repayment of Indigo revolving credit facility	—	(95)
Proceeds from issuance of long-term debt	—	1,200
Net cash provided by (used in) financing activities	(605)	231

Decrease in cash and cash equivalents	(17)	(1)
Cash and cash equivalents at beginning of year	28	13
Cash and cash equivalents at end of period	$11	$12

Hedging Summary
A detailed breakdown of derivative financial instruments and financial basis positions as of September 30, 2022, including the remainder of 2022 and excluding those positions that settled in the first, second and third quarters, is shown below. Please refer to the Company’s quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold
	(Bcf)	Swaps	Puts	Puts	Calls
Natural gas
2022
Fixed price swaps	207	$3.04	$—	$—	$—
Two-way costless collars	18	—	—	2.47	2.89
Three-way costless collars	92	—	2.03	2.48	2.88
Total	317
2023
Fixed price swaps	504	$3.08	$—	$—	$—
Two-way costless collars	219	—	—	3.03	3.55
Three-way costless collars	215	—	2.09	2.54	3.00
Total	938
2024
Fixed price swaps	224	$2.96	$—	$—	$—
Two-way costless collars	44	—	—	3.07	3.53
Three-way costless collars	11	—	2.25	2.80	3.54
Total	279

Natural gas financial basis positions	Volume	Basis Differential
	(Bcf)	($/MMBtu)
Q4 2022
Dominion South	30	$(0.65)
TCO	26	$(0.57)
TETCO M3	20	$(0.16)
Columbia Gulf Mainline	6	$(0.25)
Total	82	$(0.48)
2023
Dominion South	134	$(0.75)
TCO	72	$(0.62)
TETCO M3	62	$0.15
Trunkline Zone 1A	13	$(0.29)
Total	281	$(0.50)
2024
Dominion South	46	$(0.71)
2025
Dominion South	9	$(0.64)

Call Options – Natural Gas (Net)	Volume	Weighted Average Strike Price
	(Bcf)	($/MMBtu)
2022	21	$3.01
2023	46	$2.94
2024	9	$3.00
Total	76

		Weighted Average Price per Bbl
	Volume		Sold	Purchased	Sold
	(MBbls)	Swaps	Puts	Puts	Calls
Oil
2022
Fixed price swaps	846	$52.68	$—	$—	$—
Three-way costless collars	344	—	39.76	50.08	56.97
Total	1,190
2023
Fixed price swaps	1,081	$60.05	$—	$—	$—
Three-way costless collars	1,268	—	33.97	45.51	56.12
Total	2,349
2024
Fixed price swaps	913	$70.66	$—	$—	$—
2025
Fixed price swaps	41	$77.66	$—	$—	$—
Ethane
2022
Fixed price swaps	1,463	$11.44	$—	$—	$—
2023
Fixed price swaps	1,308	$11.91	$—	$—	$—
Propane
2022
Fixed price swaps	1,536	$31.22	$—	$—	$—
Three-way costless collars	77	—	16.80	21.00	31.92
Total	1,613
2023
Fixed price swaps	1,925	$36.79	$—	$—	$—
2024
Fixed price swaps	73	$42.32	$—	$—	$—
Normal Butane
2022
Fixed price swaps	464	$36.22	$—	$—	$—
2023
Fixed price swaps	347	$41.24	$—	$—	$—
Natural Gasoline
2022
Fixed price swaps	501	$55.78	$—	$—	$—
2023
Fixed price swaps	359	$66.00	$—	$—	$—

Explanation and Reconciliation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of the Company’s peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Additional non-GAAP financial measures the Company may present from time to time are free cash flow, net debt, adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted net income:	(in millions)
Net income (loss)	$450	$(1,857)	$(1,052)	$(2,386)
Add back (deduct):
Merger-related expenses	—	35	27	39
Restructuring charges	—	—	—	7
Impairments	—	6	—	6
Loss on unsettled derivatives (1)	14	2,011	2,524	2,952
Loss on early extinguishment of debt	—	59	6	59
Other loss	—	—	1	—
Adjustments due to discrete tax items (2)	(100)	447	285	570
Tax impact on adjustments	(4)	(513)	(616)	(734)
Adjusted net income	$360	$188	$1,175	$513
(1)Includes ($2) million and $7 million of non-performance risk adjustment to derivative activities for the three and nine months ended September 30, 2022, respectively, and $4 million and $5 million of non-performance risk adjustment to derivative activities for the three and nine months ended September 30, 2021, respectively.
(2)The Company’s 2022 income tax rate is 24.1% before the impacts of any valuation allowance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted diluted earnings per share:
Diluted earnings (loss) per share	$0.40	$(2.36)	$(0.94)	$(3.34)
Add back (deduct):
Merger-related expenses	—	0.05	0.02	0.05
Restructuring charges	—	—	—	0.01
Impairments	—	0.01	—	0.01
Loss on unsettled derivatives (1)	0.01	2.54	2.27	4.12
Loss on early extinguishment of debt	—	0.08	0.00	0.08
Other loss	—	—	0.00	—
Adjustments due to discrete tax items (2)	(0.09)	0.57	0.25	0.80
Tax impact on adjustments	(0.00)	(0.65)	(0.55)	(1.01)
Adjusted diluted earnings per share	$0.32	$0.24	$1.05	$0.72
(1)Includes ($2) million and $7 million of non-performance risk adjustment to derivative activities for the three and nine months ended September 30, 2022, respectively, and $4 million and $5 million of non-performance risk adjustment to derivative activities for the three and nine months ended September 30, 2021, respectively.
(2)The Company’s 2022 income tax rate is 24.1% before the impacts of any valuation allowance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash flow:	(in millions)
Net cash provided by operating activities	$797	$213	$2,196	$830
Add back (deduct):
Changes in operating assets and liabilities	(32)	148	157	146
Merger-related expenses	—	35	27	39
Restructuring charges	—	—	—	7
Net cash flow	$765	$396	$2,380	$1,022

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Free cash flow:	(in millions)
Net cash flow	$765	$396	$2,380	$1,022
Subtract:
Total capital investments	(543)	(291)	(1,672)	(816)
Free cash flow	$222	$105	$708	$206

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted EBITDA:	(in millions)
Net income (loss)	$450	$(1,857)	$(1,052)	$(2,386)
Add back (deduct):
Interest expense	50	34	139	95
Income tax expense (benefit)	11	—	41	—
Depreciation, depletion and amortization	298	138	861	334
Merger-related expenses	—	35	27	39
Restructuring charges	—	—	—	7
Impairments	—	6	—	6
Loss on unsettled derivatives (1)	14	2,011	2,524	2,952
Loss on early extinguishment of debt	—	59	6	59
Other loss	—	—	1	—
Stock-based compensation expense	1	—	4	2
Adjusted EBITDA	$824	$426	$2,551	$1,108
(1)Includes ($2) million and $7 million of non-performance risk adjustment to derivative activities for the three and nine months ended September 30, 2022, respectively, and $4 million and $5 million of non-performance risk adjustment to derivative activities for the three and nine months ended September 30, 2021, respectively.

12 Months Ended September 30, 2022
Adjusted EBITDA:	(in millions)
Net income	$1,309
Add back (deduct):
Interest expense	180
Income tax expense (benefit)	41
Depreciation, depletion and amortization	1,073
Merger-related expenses	64
Loss on unsettled derivatives (1)	516
Loss on early extinguishment of debt	40
Stock based compensation expense	4
Other	(5)
Adjusted EBITDA	$3,222
(1)Includes $3 million of non-performance risk adjustment for the twelve months ended September 30, 2022.

September 30, 2022
Net debt:	(in millions)
Total debt (1)	$4,890
Subtract:
Cash and cash equivalents	(11)
Net debt	$4,879
(1)Does not include $30 million of unamortized debt discount and issuance expense.

September 30, 2022
Net debt to Adjusted EBITDA:	(in millions)
Net debt	$4,879
Adjusted EBITDA (1)	$3,375
Net debt to Adjusted EBITDA	1.4x
(1)Adjusted EBITDA for the twelve months ended September 30, 2022 includes $153 million of adjusted EBITDA generated by GEP Haynesville prior to the December 2021 acquisition.